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HEALTHTRUST, INC. - THE HOSPITAL COMPANY

Exhibit 11 - STATEMENT RE:  COMPUTATION OF EARNINGS PER SHARE
(Dollars in thousands, except per share data)

                                       Three Months Ended                   Nine Months Ended
                                      May 31,          May 31,            May 31,          May 31,
                                       1994             1993               1994             1993
Primary:

  Average shares outstanding        84,251,558       81,150,065         82,193,311       81,232,639
  Net effect of dilutive warrants    2,033,718        2,092,737          2,608,476        2,034,541
  Net effect of dilutive stock
   options                           1,181,827          169,038            988,784          145,428
  Total weighted average shares     87,467,103       83,411,840         85,790,571       83,412,608

  Net income before extraordinary
    charge                         $    45,648      $    37,388        $   131,876      $   108,645
  Extraordinary charge                                   12,710                              12,710
  Net income                       $    45,648      $    24,678        $   131,876      $    95,935

  Net income per share
     before extraordinary charge   $      0.52      $      0.45        $      1.54      $      1.30
  Extraordinary charge                                     0.15                                0.15
  Net income per share             $      0.52      $      0.30        $      1.54      $      1.15

Fully Diluted:

  Average shares outstanding        84,251,558       81,150,065         82,193,311       81,232,639
  Net effect of dilutive warrants    2,033,718        2,261,345          2,623,893        2,228,821
  Net effect of dilutive stock
    options                          1,181,827          388,396          1,144,762          378,674
  Total weighted average shares     87,467,103       83,799,806         85,961,966       83,840,134

  Net income before extraordinary
    charge                         $    45,648      $    37,388        $   131,876      $   108,645
  Extraordinary charge                                   12,710                              12,710
  Net income                       $    45,648      $    24,678        $   131,876      $    95,935

  Net income per share
     before extraordinary charge   $      0.52      $      0.44        $      1.54      $      1.29
  Extraordinary charge                                     0.15                                0.15
  Net income per share             $      0.52      $      0.29        $      1.54      $      1.14

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